Logo                Pritchett, Siler & Hardy, P.C.
                   Certified Public Accountants
                  555 East 200 South, Suite 250
                    Salt Lake City, Utah 84102
               (801) 328-2727   FAX (801) 328-1123


                                                                May 12, 2003

Securities and Exchange Commission
459 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements of Liberty Mint, Ltd. pertaining to our firm included under Part II Item 5 of Form 10-QSB for the period ended March 31, 2003, and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.